UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2017

ATWOOD OCEANICS, INC.

(Exact name of registrant as specified in its charter)

Texas	1-13167	74-1611874
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15011 Katy Freeway, Suite 800, Houston, Texas		77094
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 749-7800

N/A

(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 9, 2017, Atwood Oceanics, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co., as representative of the several underwriters named therein (collectively, the “Underwriters”), relating to the offering, issuance and sale of 15,525,000 shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), including 2,025,000 shares issued pursuant to the Underwriters’ exercise in full of their option to purchase additional shares of Common Stock. The Company will receive net proceeds from the offering, before deducting estimated offering expenses, of approximately $181.1 million. The closing of the offering is scheduled to occur on January 13, 2017.

The offering is registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s registration statement on Form S-3 (Registration No. 333-209647), and is being made pursuant to the prospectus supplement, dated January 9, 2017, to the prospectus, dated November 15, 2016, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	EXHIBITS

1.1	Underwriting Agreement, dated as of January 9, 2017, between the Company and Goldman, Sachs & Co., as representative of the several underwriters named therein

5.1	Opinion of Baker Botts L.L.P.

23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATWOOD OCEANICS, INC.
(Registrant)

By:	/s/ Mark W. Smith
Mark W. Smith
Senior Vice President and Chief Financial Officer

Date: January 13, 2017